EXHIBIT 10.26
AGREEMENT REGARDING CONSULTING SERVICES AND SHAREHOLDERS AGREEMENT
     THIS AGREEMENT REGARDING CONSULTING SERVICES AND SHAREHOLDERS AGREEMENT (this “Agreement”) is executed and entered into effective as of the 31st day of December 2007, by and among Mylan Inc., a Pennsylvania corporation (“Mylan” or the “Company”), MP Laboratories (Mauritius) Ltd, a Mauritius private company limited by shares and an indirect wholly-owned subsidiary of Mylan, Prasad Nimmagadda (“Prasad” or “Consultant”), and G2 Corporate Services Limited, an affiliate of Prasad.
     WHEREAS, Prasad has served as Head of Global Strategies in the Office of the CEO of Mylan since January 8, 2007;
     WHEREAS, by mutual decision of Prasad and the Company, Prasad will transition to a consulting position for the Company and/or any of its subsidiaries effective as of the date hereof; and
     WHEREAS, the Parties wish to amend that certain Shareholders Agreement dated as of August 28, 2006 by and among them (the “Shareholders Agreement”), as more particularly described herein.
WITNESSETH:
     THEREFORE that in consideration of the above recitals, the terms and covenants of this Agreement and other valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
I. DEFINITIONS
     As used herein, the term:
1.1	“Best Efforts” shall mean such care, resources, effort, knowledge and expertise as a reasonably prudent person experienced in and knowledgeable of such matters and duties of the kind and character contemplated herein would exercise under the circumstances.

1.2	“Party” or “Parties” shall mean Mylan, MP Labs, Consultant and/or G2, depending upon the context in which either word may appear.

1.3	“Services” shall mean the consulting services to be provided hereunder by Consultant to Mylan as described in Article III herein.

II. TERMINATION OF EMPLOYMENT STATUS
2.1	Effective as of the date hereof, that certain Executive Employment Agreement (“Employment Agreement”) and that certain Transition and Succession Agreement, in each case between the Company and Prasad and dated as of January 8, 2007, are hereby terminated in all respects, except for such provisions thereof that survive termination of employment. In addition, in accordance with Section 7(a) of that certain Secondment Agreement among Prasad, the Company and Mylan Singapore Pte. Ltd. dated as of January 8, 2007, Mylan hereby terminates Prasad’s Secondment (as defined therein) to Mylan Singapore Pte. Ltd.

2.2	In connection with the termination of the Employment Agreement, Prasad shall receive from the Company a lump sum payment equal to One Million Dollars ($1,000,000), payable on July 15, 2008 (the “Payment Date”). Also in accordance with Section 9(c) of the Employment Agreement, Mylan shall pay the cost of continuing Prasad’s health insurance benefits for 24 months following the date hereof, subject to the exceptions set forth therein.
III. SCOPE OF SERVICES; TERM AND TERMINATION
3.1	During the term of this Agreement, Consultant shall serve as a strategic advisor to the Company and/or any of its subsidiaries or in such other capacity or capacities consistent with Consultant’s skills and abilities and the Company’s business needs. Consultant shall provide Services to Mylan and/or any of its subsidiaries, as may be reasonably specified to him by Mylan’s Chief Executive Officer or his designee.

3.2	Consultant shall devote such time as is reasonably necessary and consistent with Best Efforts to perform the Services. Consultant shall be provided the use of an office and administrative assistance.

3.3	The term of this Agreement shall begin on the date hereof and shall terminate on the third anniversary of the date hereof unless extended by mutual written agreement of the parties, provided that either Party may terminate the Agreement upon 30 days’ written notice. The Company has the right to accelerate the effective date of any such termination, provided in such case it shall pay Consultant through the expiration of such 30-day period.
IV. COMPENSATION AND EXPENSES
4.1	As compensation for the Services, Consultant shall be paid a fee of Twenty Thousand Eight Hundred Thirty-Three and 33/100 Dollars ($20,833.33) per month (the “Monthly Fee”), accruing until, and first payable on, the Payment Date and thereafter paid on the tenth business day of the month following the previous month of Services. Should the Agreement be terminated effective as of a date other than month-end, the Monthly Fee shall paid pro rata based on the number of days in such month that the Agreement was in effect.

4.2	The Company shall compensate Consultant for reasonable travel expenses and other costs related to the Services, which expenses or costs are approved in advance by the Office of the CEO (or such other individual as the Chief Executive Officer shall designate). Consultant shall provide to the Office of the CEO, on a monthly basis, documentation of all expenses or costs for which reimbursement is requested, and such approved expenses and costs shall be paid to Consultant as promptly as reasonably practicable after receipt of such documentation.

4.3	Notwithstanding anything herein to the contrary, in the event that this Agreement is terminated by the Company following a Change of Control (as such term is defined in Mylan’s 2003 Long Term Incentive Plan, as amended) but prior to the expiration of the initial three-year term hereof, the Company shall continue to pay Consultant the Monthly Fee for the remainder of such three-year term (or in a lump sum, at the discretion of the Company).
V. AMENDMENT OF SHAREHOLDERS AGREEMENT
5.1	In accordance with Section 6.7 thereof, the Parties hereby amend the Shareholders Agreement such that item (i) in the definition of “Restrictions Termination Date” in Section 1.1 thereof shall be hereafter read:
     “(i) the 30th day following the fourth anniversary of the Closing Date,”.
5.2	The parties acknowledge and agree that: the amendment above is an integral part of the Shareholders Agreement; in the event of any conflict between this Agreement and the Shareholders Agreement or any part of either of them, the terms of this Agreement; except as expressly set forth herein, the terms and conditions of the Shareholders Agreement are and shall remain in full force and effect; and the Shareholders Agreement, as amended hereby, sets forth the entire understanding of the parties with respect to the subject matter thereof and hereof.
VI. OWNERSHIP AND RETURN OF MATERIALS AND DATA
6.1	All materials, data and documents prepared, purchased or furnished by Mylan to Consultant or prepared by Consultant for the Company, during the course of Consultant’s retention by the Company shall remain Mylan’s property and shall be retained in such a way so as to facilitate return delivery to Mylan upon request.

6.2	Within five (5) business days after the termination or expiration of this Agreement, Consultant will return to Mylan all documents, data, and other information, and all copies thereof, which, during the course of Consultant’s retention by the Company, were provided by Mylan or created by Consultant on Mylan’s behalf.

VII. INDEPENDENT CONTRACTOR STATUS
Nothing in this Agreement shall be construed to create an employment relationship between Consultant and the Company. Consultant shall be an independent contractor and shall have no authority to enter into contracts on behalf of the Company, bind the Company to any third parties or act as an agent on behalf of the Company in any way. Consultant shall not be entitled to receive any compensation or medical or other benefits as a Mylan employee. Accordingly, Consultant shall account for and report, and be liable for the payment of all applicable federal and state income taxes, social security taxes and all other taxes due on payments received by Consultant hereunder. Subject to the terms and conditions of the Employment Agreement or any other agreement existing between the Parties, Consultant is free to perform services for others and otherwise engage in any employment, occupation, consulting or other business activity.
VIII. MISCELLANEOUS
8.1	Article headings are set forth herein for the purpose of convenience only. Such headings shall not be considered or otherwise referred to when interpreting or applying any term provision or condition set forth herein.
8.2	Any and all actions between the Parties regarding the interpretation or application of any term or provision contained herein shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania. The Parties each do hereby respectively consent and agree that the courts of the Commonwealth of Pennsylvania shall have jurisdiction over the Parties with respect to any and all actions brought hereunder. Notwithstanding the foregoing, (i) Article IV hereof shall be governed by, and construed in accordance with, the substantive laws of India, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof; and (ii) the provisions of Section 6.13 of the Shareholders Agreement shall govern any controversy, claim or dispute arising out of, relating to or in connection with Article IV hereof.

8.3	This Agreement may be changed, amended or otherwise modified only by a written statement; provided, such statement is signed by both Parties, expresses their intent to change the Agreement and specifically describes such change(s).

8.4	This Agreement may be signed in two or more counterparts each of which is to be considered an original, and taken together as one and the same document. Facsimile signatures will be binding on the parties.
[Signature page follows]

     IN WITNESS WHEREOF, the Parties have caused the following signatures to be affixed hereto:

MYLAN INC.

By:	/s/ Robert J. Coury	/s/ Prasad Nimmagadda

Name: Robert J. Coury		Prasad Nimmagadda
Its: Vice Chairman and CEO

MP LABORATORIES (MAURITIUS) LTD		G2 CORPORATE SERVICES LTD.

By:	/s/ Robert J. Coury	/s/ Prasad Nimmagadda

Name: Robert J. Coury		Name: Prasad Nimmagadda
Its: Director

5